Exhibit 99.1 Resignation Notice from Tina Bagley, dated April 13, 2018.

April 13, 2018

William H. Gray, CEO

Angus Davis, Director

Mark J. Richardson, Attorney

Wytec International, Inc.

19206 Huebner Rd, #202

San Antonio, Texas 78258

Re: Resignation – 2-week notice

To all,

It is with much regret that I submit to Wytec International, Inc. my written resignation as VP Operations and my position from the Board of Directors of Wytec International, Inc. The effective date of my resignation will be April 27, 2018.

Although this was a difficult decision, I feel it is in the best interest of myself and my family. I wish the Company continued success.

Best regards,

/s/ Tina Bagley